UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 1, 2007

ROYAL GOLD, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13357	84-0835164

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1660 Wynkoop Street, Suite 1000, Denver, CO	80202-1132

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 303-573-1660

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

          On March 1, 2007, Royal Gold’s wholly-owned subsidiary,  Royal Gold Chile Limitada, a Chilean LLC (“RGCL”), entered into a $15,750,000 term loan facility bearing interest at LIBOR plus 0.25% pursuant to a Term Loan Agreement (the “Chilean Term Loan Agreement”), between RGCL, as borrower, and HSBC Bank USA, National Association, as lender (the “Lender”).  The loan will mature on March 1, 2012. Pursuant to the terms of the Chilean Term Loan Agreement, Royal Gold must maintain a restricted interest-bearing securities account (the “Collateral Account”) at HSBC Securities (USA) Inc. with a balance equal to or in excess of the aggregate outstanding principal amount of the loan.  The monies in the Collateral Account will be invested in securities at the discretion of HSBC Securities (USA), Inc.  In connection with Chilean Term Loan Agreement, Royal Gold entered into a Guarantee (the “Guarantee”) for the benefit of Lender to guaranty RGCL’s obligations under the Chilean Term Loan Agreement and a Security Agreement granting Lender a security interest in the Collateral Account to secure RGCL’s obligations under the Chilean Term Loan Agreement and its obligations under the Guarantee.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Royal Gold, Inc.
(Registrant)

	By:	/s/ Karen Gross

	Name:	Karen Gross
	Title:	Vice President & Corporate Secretary

Dated: March 6, 2007